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[PRICEWATERHOUSECOOPERS LETTERHEAD]








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Armor Holdings, Inc. of our report dated March 30, 2003, except for Notes 20 and 21, as to which the date is January 6, 2004, relating to the financial statements, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Jacksonville, Florida
February 16, 2004